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Financial
News

National Fuel Gas Company

10 Lafayette Square/Buffalo, NY 14203
Margaret M. Suto
Investor Relations
716-857-6987

RELEASE DATE:    June 24, 2002

Joseph Pawlowski
Treasurer
716-857-6904

National Fuel Writes Off Investment
in Independence Pipeline Company

(June 24, 2002) Buffalo, New York: National Fuel Gas Company (NYSE: NFG) (“National Fuel” or “Company”) today announced that it is writing off its $15 million investment in the Independence Pipeline Company. This non-cash charge to earnings will reduce the Company’s after-tax earnings for the quarter ended June 30, 2002, by $0.12 per diluted share.* The amount of this charge is the same as the amount of the potential charge disclosed in all of the Company’s 10-Q quarterly reports and 10-K annual reports beginning with the quarter ended December 31, 1999.

        Independence Pipeline Company today submitted a motion to the Federal Energy Regulatory Commission (FERC) requesting that FERC vacate the certificate issued to Independence on July 12, 2000, to construct, own and operate the Independence Pipeline. As explained in the motion submitted to the FERC, Independence took this action because it has been unable to obtain sufficient customer contracts to proceed with the project.

        “We regret that utility companies, electric generators and gas marketers have been unable or unwilling to commit to long-term transportation agreements on Independence,” said Dennis J. Seeley, President of National Fuel Gas Supply Corporation, the pipeline and storage subsidiary of National Fuel. “We continue to believe that the Northeast will require substantial additional gas infrastructure in the near future, and will continue to attempt to serve that need through our proposed Northwinds Pipeline project.”*

        National Fuel previously announced on September 5, 2001, that it is pursuing commercial development of the Northwinds Pipeline, a new 215-mile, 30-inch diameter natural gas pipeline, designed to move 500 million cubic feet of natural gas per day from Dawn, Ontario, to Leidy, Pennsylvania.

        National Fuel is an integrated energy company with $3.4 billion in assets comprised of the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing and Timber. Additional information about National Fuel is available at http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

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Page 2 National Fuel Writes Off Investment

*Certain statements contained herein, including those which are designated with an asterisk (“*”), are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities; changes in demographic patterns and weather conditions; changes in the availability and/or price of natural gas and oil; inability to obtain customers; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting, financings, industry and rate structure, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments;; changes in the price of natural gas or oil and the related effect given the accounting treatment or valuation of related derivative financial instruments; inability of the various counterparties to meet their obligations with respect to the Company’s financial instruments; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; or changes in accounting principles or the application of such principles to the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Media Contact:	Charlotte Viscio	716-857-7625
Analyst Contact:	Margaret Suto	716-857-6987